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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of Navellier Millennium Funds and to the use of our report dated February 22, 2005 on the financial statements and financial highlights of Navellier Top 20 Portfolio and Navellier International Growth Portfolio, each a series of shares of Navellier Millennium Funds. Such financial statements and financial highlights appear in the December 31, 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                                            TAIT, WELLER & BAKER
PHILADELPHIA, PENNSYLVANIA
APRIL 29, 2005